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                                                                    Exhibit 3.43

                                    _______

                          AMENDED AND RESTATED BYLAWS

                                      OF

                    WILSONS LEATHER OF NORTH CAROLINA INC.

                        (a North Carolina corporation)

                                    _______

                                   ARTICLE I
                                   ---------

                                 SHAREHOLDERS
                                 ------------

          1.   SHARE CERTIFICATES.  Certificates evidencing fully-paid shares of
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the Corporation shall set forth thereon the statements prescribed by Section 55-
6-25 of the North Carolina Business Corporation Act ("Business Corporation Act") and by any other applicable provision of law, shall be signed, either manually or in facsimile, by any two of the following officers: the President, a Vice-President, the Secretary, an Assistant Secretary, the Treasurer, an Assistant Treasurer, or by any two officers designated by the Board of Directors, and may bear the corporate seal or its facsimile. If a person who signed in any capacity, either manually or in facsimile, a share certificate no longer holds office when the certificate is issued, the certificate is nevertheless valid.

          2.   SHARE TRANSFERS.  Upon compliance with any provisions restricting
               ---------------
the transferability of shares that may be set forth in the articles of incorporation, these Bylaws, or any written agreement in respect thereof, transfers of shares of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, or with a transfer agent or a registrar and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon, if any. Except as may be otherwise provided by law or these Bylaws, the person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary of the Corporation, shall be so expressed in the entry of transfer.

          3.   RECORD DATE FOR SHAREHOLDERS.  In order to determine the
               ----------------------------
shareholders who are entitled to notice of a shareholders' meeting, to demand a special meeting, to vote, or to take any other action, the Board of Directors of the Corporation may fix a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days before the meeting or action requiring such determination of shareholders. A
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determination of shareholders entitled to notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty days after the date fixed for the original meeting.

          4.   MEANING OF CERTAIN TERMS.  As used herein in respect of the right
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to notice of a meeting of shareholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "share" or "shares" or "shareholder" or "shareholders" refers to an outstanding share or shares and to a holder or holders of record of outstanding shares when the Corporation is authorized to issue only one class of shares, and said reference is also intended to include any outstanding share or shares and any holder or holders of record of outstanding shares of any class upon which or upon whom the articles of incorporation confer such rights where there are two or more classes or series of shares or upon which or upon whom the Business Corporation Act confers such rights notwithstanding that the articles of incorporation may provide for more than one class or series of shares, one or more of which are limited or denied such rights thereunder.

          5.   SHAREHOLDER MEETINGS.
               --------------------

          (a)  TIME.  The annual meeting shall be held on the date fixed from
               ----
time to time by the Board of Directors. A special meeting shall be held on the date fixed from time to time by the Board of Directors except when the Business Corporation Act confers the right to call a special meeting upon the shareholders.

          (b)  PLACE.  Annual meetings and special meetings shall be held at
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such place in or out of the State of North Carolina as the Board of Directors
shall from time to time fix.

          (c)  CALL.  Annual meetings may be called by the Board of Directors or
               ----
the Chairman of the Board of Directors, if any, the Vice-Chairman of the Board, if any, the President, or the Secretary or by any officer instructed by the Board of Directors or the President to call the meeting. Special meetings may be called in like manner.

          (d)  NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER OF NOTICE. The
               -------------------------------------------------
Corporation shall notify shareholders of the date, time, and place of each annual and special shareholders' meeting. Such notice shall be no fewer than ten nor more than sixty days before the meeting date. Unless the Business Corporation Act or the articles of incorporation require otherwise, notice of an annual meeting need not include a description of the purpose or purposes for which the meeting is called. Notice of a special meeting must include a description of the purpose or purposes for which the meeting is called. Unless the Business Corporation Act or the articles of incorporation require otherwise, the Corporation is required to give notice only to shareholders entitled to vote at the meeting. A shareholder may waive any notice required by the Business Corporation Act, the articles of incorporation or the Bylaws before or after the time stated in the notice. The waiver must be in writing, be signed by the shareholder entitled to the notice, and be delivered to the Corporation for inclusion in the minutes or filing with the corporate records. A

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shareholder's attendance at a meeting waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter before it is voted upon.

          (e)  VOTING LIST FOR MEETING.  After fixing a record date for a
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meeting, the Corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of a shareholders' meeting. The list must be arranged by voting group, and within each voting group by class or series of shares, and show the address of and number of shares held by each shareholder. The shareholders' list must be available for inspection by any shareholder, beginning two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the Corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. A shareholder, or his agent or attorney, is entitled on written demand to inspect and, subject to the requirements of subsection (c) of Section 55-16-02 of the Business Corporation Act, to copy the list, during regular business hours and at his expense, during the period it is available for inspection. The Corporation shall make the shareholders' list available at the meeting, and any shareholder, or his agent, or attorney, is entitled to inspect the list at any time during the meeting or any adjournment.

          (f)  CONDUCT OF MEETING.  Meetings of the shareholders shall be
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presided over by one of the following officers in the order of seniority and if present and acting - the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, a Vice-President, if any, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the shareholders. The Secretary of the Corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but, if neither the Secretary nor an Assistant Secretary is present, the chairman of the meeting shall appoint a secretary of the meeting.

          (g)  PROXY REPRESENTATION.  A shareholder may appoint a proxy to vote
               --------------------
or otherwise act for him by signing an appointment form, either personally or by his attorney-in-fact. A telegram, telex, facsimile, or other form of wire or wireless communication appearing to have been transmitted by a shareholder, or a photocopy or equivalent reproduction of a writing appointing one or more proxies, shall be deemed a valid appointment form. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes. An appointment is valid for eleven months, unless a different period is expressly provided in the appointment form. An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

          (h)  SHARES HELD BY NOMINEES.  The Corporation may establish a
               -----------------------
procedure by which the beneficial owner of shares that are registered in the name of a nominee is recognized by the Corporation as a shareholder. The extent of this recognition may be determined in the procedure.

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          (i)  QUORUM.  Unless the articles of incorporation or the Business
               ------
Corporation Act provides otherwise, a majority of the votes entitled to be cast on a matter by a voting group constitutes a quorum of that voting group for action on that matter, except that, in the absence of a quorum at the opening of any meeting of shareholders, such meeting may be adjourned from time to time by the vote of a majority of the shares voting on the motion to adjourn. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

          (j)  VOTING.  Directors are elected by a plurality of the votes cast
               ------
by the shares entitled to vote in the election at a meeting at which a quorum is present. If a quorum exists, action on a matter, other than the election of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action unless the articles of incorporation, a Bylaw adopted by the shareholders, or the Business Corporation Act requires a greater number of affirmative votes.

          6.   ACTION WITHOUT MEETING.  Any action required or permitted by the
               ----------------------
provisions of the Business Corporation Act to be taken at a shareholders' meeting may be taken without a meeting, if one or more written consents are signed by all the shareholders before or after such action, describing the action taken, are delivered to the Corporation for inclusion in the minutes or filing with the corporate records. If the Business Corporation Act requires that notice of proposed action be given to nonvoting shareholders and the action is to be taken by unanimous consent of the voting shareholders, the Corporation must give its nonvoting shareholders written notice of the proposed action at least ten days before the action is taken. The notice must contain or be accompanied by the same material that, under the Business Corporation Act, would have been required to be sent to nonvoting shareholders in a notice of a meeting at which the proposed action would have been submitted to the shareholders for action.

                                  ARTICLE II
                                  ----------

                              BOARD OF DIRECTORS
                              ------------------

          1.   FUNCTIONS GENERALLY - COMPENSATION. All corporate powers shall be
               ----------------------------------
exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, a Board of Directors. The Board of Directors may fix the compensation of directors.

          2.   QUALIFICATIONS AND NUMBER.  A director need not be a shareholder,
               -------------------------
a citizen of the United States, or a resident of the State of North Carolina. The Board of Directors shall consist of not less than one nor more than ten persons. The number of directors may be fixed or changed from time to time, within such minimum and maximum, by the shareholders or, unless the articles of incorporation or an agreement valid under Section 55-7-31 shall otherwise provide, by the Board of Directors.

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          3.   TERMS AND VACANCIES.  The terms of the initial directors of the
               -------------------
Corporation expire at the first shareholders' meeting at which directors are elected. The terms of all other directors expire at the next annual shareholders' meeting following their election unless their terms are staggered under Section 55-8-06 of the Business Corporation Act. A decrease in the number of directors does not shorten an incumbent director's term. The term of a director elected to fill a vacancy expires at the next shareholders' meeting at which directors are elected. Despite the expiration of a director's term, the director continues to serve until his successor is elected and qualifies or until there is a decrease in the number of directors. If a vacancy occurs on the Board of Directors, including without limitation, a vacancy resulting from an increase in the number of directors or from the failure by the shareholders to elect the full authorized number of directors, the shareholders or the Board of Directors may fill the vacancy; or if the directors remaining in office constitute fewer than a quorum of the Board of Directors, they may fill the vacancy by the affirmative vote of a majority of all the directors, or by the sole director, remaining in office. If the vacant office was held by a director elected by a voting group of shareholders, only the remaining director or directors elected by that voting group or the holders of shares of that voting group are entitled to fill the vacancy.

          4.   MEETINGS.
               --------

          (a)  TIME.  Meetings shall be held at such time as the Board shall
               ----
fix, except that the first meeting of a newly elected Board of Directors shall be held as soon after its election as the directors may conveniently assemble.

          (b)  PLACE.  The Board of Directors may hold regular or special
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meetings in or out of the State of North Carolina at such place as shall be fixed by the Board.

          (c)  CALL.  No call shall be required for regular meetings for which
               ----
the time and place have been fixed. Special meetings may be called by or at the direction of the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, of the President, or of a majority of the directors in office.

          (d)  NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER.  Regular  meetings of
               ---------------------------------------
the Board of Directors may be held without notice of the date, time, place, or purpose of the meeting. Written, or oral, notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the Board of Directors thereat. The notice of any meeting need not describe the purpose of the meeting. A director may waive any notice required by the Business Corporation Act, the articles of incorporation, or by these Bylaws before or after the date and time stated in the notice. A director's attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director at the beginning of the meeting, or promptly upon his arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. Except as hereinbefore provided, a waiver shall be in writing, signed by the director entitled to the notice, and filed with the minutes or corporate records.

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          (e)  QUORUM AND ACTION.  A quorum of the Board of Directors consists
               -----------------
of a majority of the number of directors prescribed in or fixed in accordance with these Bylaws. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors. The Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

          (f)  CHAIRMAN OF THE MEETING.  Meetings of the Board of Directors
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shall be presided over by the following directors in the order of seniority and if present and acting - the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, or any other director chosen by the Board.

          5.   REMOVAL OF DIRECTORS.  The shareholders may remove one or more
               --------------------
directors with or without cause pursuant to the provisions of Section 55-8-08 of the Business Corporation Act.

          6.   COMMITTEES.  The Board of Directors may create one or more
               ----------
committees and appoint members of the Board of Directors to serve on them. Each committee must have two or more members, who serve at the pleasure of the Board of Directors. The creation of a committee and the appointment of members to it must be approved by the greater of (a) a majority of all the directors in office when the action is taken, or (b) the number of directors required by the articles of incorporation or these Bylaws to take action under the provisions of
Section 55-8-24 of the Business Corporation Act. The provisions of Sections 55-8-20 through 55-8-24 of the Business Corporation Act, which govern meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Directors, apply to committees and their members as well. To the extent specified by the Board of Directors, the articles of incorporation, or these Bylaws, each committee may exercise the authority of the Board of Directors under Section 55-8-01 of the Business Corporation Act except such authority as may not be delegated under the Business Corporation Act.

          7.   ACTION WITHOUT MEETING.  Action required or permitted by the
               ----------------------
Business Corporation Act to be taken at a Board of Directors' meeting may be taken without a meeting if the action is taken by all members of the Board. The action must be evidenced by one or more written consents, signed by each director before or after such action, describing the action taken, and included in the minutes or filed with the corporate records. Action taken under this paragraph is effective when the last director signs the consent, unless the consent specifies a different effective date.

                                       6
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                                  ARTICLE III
                                  -----------

                                   OFFICERS
                                   --------

          The Corporation shall have such officers as are appointed by the Board of Directors. The same individual may simultaneously hold more than one office in the Corporation.

          A duly appointed officer may appoint one or more officers or assistant officers if authorized by the Board of Directors.

          Each officer of the Corporation has the authority and shall perform the duties prescribed by the Board of Directors or by direction of an officer authorized by the Board of Directors to prescribe the duties of other officers; provided, that the Secretary, or any Assistant Secretary or any one or more other officers designated by the Board of Directors shall have the responsibility for custody of the minutes of the Board of Directors' and shareholders' meetings and for authenticating records of the Corporation.

          The Board of Directors may remove any officer at any time with or without cause.

                                  ARTICLE IV
                                  ----------

                       STATUTORY NOTICES TO SHAREHOLDERS
                       ---------------------------------

          The Board of Directors may appoint the Treasurer or other fiscal officer and/or the Secretary or any other officer to cause to be prepared and furnished to shareholders entitled thereto any special financial notice and/or any financial statement, which may be required by any provision of law, and which, more specifically, may be required by Sections 55-16-20 and 55-16-21 of the Business Corporation Act.

                                   ARTICLE V
                                   ---------

                                CORPORATE SEAL
                                --------------

          The seal of the Corporation shall be a circular embossed seal having inscribed thereon the name of the Corporation and the following words:

                       "Corporate Seal North Carolina".

                                  ARTICLE VI
                                  ----------

                                  FISCAL YEAR
                                  -----------

          The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors.

                                  ARTICLE VII
                                  -----------

                              CONTROL OVER BYLAWS
                              -------------------

          The Board of Directors may amend or repeal these Bylaws unless the articles of incorporation or the Business Corporation Act reserves this power exclusively to the shareholders in whole or in part, or the shareholders in amending or repealing a particular Bylaw provide expressly that the Board of Directors may not amend or repeal that Bylaw. The shareholders may amend or repeal these Bylaws even though the Bylaws may also be amended or repealed by the Board of Directors. A Bylaw that fixes a greater quorum or voting requirement for the Board of Directors may be amended or repealed only in accordance with the provisions of Section 55-10-22 of the Business Corporation Act.

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